Exhibit 99.2
Unaudited Financial and Other Statistical Information for the Three and Six Month Periods Ended August 31, 2011 and Guidance for Fiscal Year 2012

AZZ incorporated
Consolidated Statements of Income
(unaudited)

	Three Months Ended August 31, 2011	Six Months Ended August 31, 2011

Net Sales	$114,661,270	$228,994,201

Cost of Sales	84,281,092	167,545,237

Selling, General and Administrative	11,740,423	24,789,777
Interest Expense	3,463,639	6,934,178
Net (Gain) Loss on Sale of Property, Plant and Equipment and Insurance Proceeds	(60,131)	170,878
Other (Income) Expense, Net	(384,929)	(1,032,358)
	99,040,094	198,407,712

Income Before Income Taxes	15,621,176	30,586,489
Income Tax Expense	6,015,155	11,515,267

Net Income	$9,606,021	$19,071,222

Income Per Share:
Basic	$.76	$1.52
Diluted	$.76	$1.51

Exhibit 99.2

AZZ incorporated
Consolidated Balance Sheet
 (unaudited)

Assets:	Period Ended August 31, 2011

Current assets:
Cash and cash equivalents	$149,099,907
Accounts receivable	64,521,060
Inventories	64,724,611
Costs and estimated earnings in excess of billings on uncompleted contracts	13,702,321
Deferred income taxes	6,691,155
Prepaid expenses and other	3,371,514
Total current assets	302,110,568

Net property, plant, and equipment	125,999,479

Goodwill, less accumulated amortization	113,406,239

Intangibles and Other Assets	41,729,830

$583,246,116

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$25,154,000
Accrued liabilities	49,029,314
Total current liabilities	74,183,314

Long-term debt due after one year	210,714,286

Deferred income taxes	27,542,048

Shareholders’ equity	270,806,468

$583,246,116

Exhibit 99.2

AZZ incorporated
Condensed Consolidated Statement of Cash Flows
 (unaudited)

Period Ended August 31, 2011

Net cash provide by operating activities	$26,973,041

Net cash used in investing activities	(10,274,603)

Net cash provided by (used in) financing activities	(6,010,012)

Effect of exchange rate changes on cash	21,644

Net (decrease) increase in cash and cash equivalents	10,710,070

Cash and cash equivalents at beginning of period	138,389,837

Cash and cash equivalents at end of period	$149,099,907

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
 (unaudited)
($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended August 31, 2011	Six Months Ended August 31,2011
Net sales:
Electrical and Industrial Products	$44,402	$92,669
Galvanizing Services	70,259	136,325
	114,661	228,994

Segment operating income (a):
Electrical and Industrial Products	5,081	12,495
Galvanizing Services	18,755	35,876
	23,836	48,371

General corporate expenses (b)	4,883	11,116
Interest expense	3,463	6,934
Other (income) expense, net (c)	(131)	(265)
	8,215	17,785

Income Before Taxes	$15,621	$30,586

Total assets:
Electrical and Industrial Products	$137,477	$137,477
Galvanizing Services	281,904	281,904
Corporate	163,865	163,865
	$583,246	$583,246

(a) Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.

(b) General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.

(c) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Actual Year to Date August 31, 2011	Projected Year Ended February 29, 2012
Net Sales:
Electrical and Industrial Products	$92,669	$185,000 to $195,000
Galvanizing Services	$136,325	$265,000 to $280,000
Total Sales	$228,994	$450,000 to $475,000

Diluted earnings per share	$1.51	$2.90 to $3.10

Net Sales by Market Segment:
Power Generation		20%
Transmission and Distribution		26%
Industrial		54%

Electrical and Industrial Products
Revenues by Industry:
Power Generation		32%
Transmission and Distribution		45%
Industrial		23%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications		30%
OEM’s		18%
Industrial		32%
Bridge and Highway		10%
Petro Chemical		10%

Operating Margins:
Electrical and Industrial Products	13.5%	13% to 15%
Galvanizing Services	26.3%	25% to 27%

Cash Provided By (Used In)Operations	$27,000	$50,000
Capital Expenditures	$10,300	$23,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$11,297	$21,000
Total Bank Debt	$225,000	$225,000

Cash Dividend	$6,275	$12,700

Percent of Business By Segment:
Electrical and Industrial Products	40%	41%
Galvanizing Services	60%	59%

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Millions)

	Period Ended
Backlog	2/28/11	$108,379
Bookings		120,697
Shipments		114,333
Backlog	5/31/11	$114,743
Book to Ship Ratio		1.06
Bookings		123,097
Shipments		114,661
Backlog	8/31/11	$123,179
Book to Ship Ratio		1.07